Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Hyperion Therapeutics, Inc. of our report dated August 9, 2013 relating to the financial statements of the BUPHENYL product line, which appears in Hyperion Therapeutics, Inc.’s Current Report on Form 8-K/A dated August 12, 2013. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey

August 14, 2013